EXECUTIVE CHANGE IN CONTROL
SEVERANCE AGREEMENT

THIS EXECUTIVE CHANGE IN CONTROL SEVERANCE AGREEMENT (“Agreement”), effective as of December 30th, 2005 (the “Effective Date”), by and between Frontier Oil Corporation, a Wyoming corporation (the “Company”), and Lloyd J. Nordhausen (the “Executive”).

WITNESSETH:

WHEREAS, the parties desire to enter into this Agreement; and

WHEREAS, the parties agree that on and after the Effective Date and prior to a Change in Control (as defined below) the Executive is an “at will” employee of the Company;

NOW, THEREFORE, in consideration of the premises and covenants herein contained and other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Operation of Agreement.

1.01  This Agreement is effective as of the Effective Date. Unless terminated earlier as provided herein, this Agreement shall terminate on the third anniversary of the Effective Date; provided, however, if a Change in Control (as defined below) of the Company occurs during the term of this Agreement, the term of this Agreement automatically shall terminate on the eighteen month anniversary of the effective date of the Change in Control (the “CiC Date”), regardless of the length of the term remaining as of the CiC Date. Notwithstanding any provision of this Agreement to the contrary, termination of this Agreement shall not alter or impair any rights or benefits of the Executive (or his estate or beneficiaries) that have arisen under this Agreement on or prior to such termination, including any contingent rights under paragraph 1.03.

1.02  For the purpose of this Agreement, the term “Change in Control” of the Company means the occurrence of any one of the following on or after the Effective Date:

(a)  the consummation of any transaction (including without limitation, any merger, consolidation, tender offer, or exchange offer) the result of which is that any individual, entity, group or “person” (as such term is used in Sections 13(d)(3) and 14(d)(2), of the Securities Exchange Act of 1934 (the “Exchange Act”)), other than the Company, a subsidiary or an employee benefit plan of either, becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of stock and/or securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding voting securities,

(b)  a change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the non-employee directors are Incumbent Directors. “Incumbent Directors” shall mean non-employee directors who either (A) are non-employee Directors as of the date the Plan is adopted, or (B) are elected, or nominated for election, thereafter to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but “Incumbent Director” shall not include an individual whose election or nomination is in connection with (i) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) or an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors or (ii) a plan or agreement to replace a majority of the then Incumbent Directors,

(c)  the consummation of the sale, lease, transfer, conveyance or other disposition (including by merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole (other than to an entity wholly owned, directly or indirectly, by the Company), unless, following such transaction all or substantially all of the persons who were the beneficial owners of the outstanding voting stock and securities of the Company immediately prior to such transaction beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding voting stock and securities of the entity resulting from such transaction in substantially the same proportions as immediately prior to such transaction, or

(d)  the adoption of a plan relating to the liquidation or dissolution of the Company.

1.03  Except as provided below, this Agreement automatically shall terminate in the event the Executive ceases for any reason to be an employee of the Company and its affiliates prior to a Change in Control; provided, however, if the Executive’s employment is terminated during the six-month period preceding a Change in Control that would have occurred during the term of this Agreement but for the termination of this Agreement upon the Executive’s termination of employment, and if his termination would have qualified as a Termination of Employment under paragraph 7.02(a) or paragraph 7.02(b)(ii) (without regard to the 30/60 day periods provided in paragraph 7.02(b)(ii)), then within 30 days of such Change in Control the Company shall pay the Executive a lump sum amount equal to 1.5 (one and one half) times the sum of (i) his annual Base Salary, (ii) the annual Target Bonus amount, and (iii) in recognition of the benefits and perquisites described in paragraphs 5.02 and 4.03, an amount equal to 30% of his annual Base Salary. Further, if at the time of his termination of employment the Executive held any equity-based compensation awards that were forfeited by the Executive upon such termination, the Company shall pay the Executive a lump sum amount equal to the sum of the Fair Market Value of the shares subject to such forfeited awards less the sum of the exercise prices, if any, of such awards; provided, however, with respect to any such forfeited award that was a stock option, the Company, in its sole discretion, may, in lieu of a cash payment with respect to such forfeited stock option, reinstate and fully vest such stock option in which event such reinstated stock option shall continue for the remainder of its full term notwithstanding the Executive’s earlier termination of employment. Solely for the purpose of this paragraph, Fair Market Value shall mean the reported closing price of the common shares of the Company on the date of the Change in Control. In addition, any stock options held by the Executive on the CiC Date shall remain exercisable for the remainder of their terms as if the Executive’s employment had not terminated.

1.04  Nothing in this Agreement shall operate or be construed to create any right or duty on the part of the Company or the Executive to remain in the employment of the Company for any period of time prior to the date of a Change in Control, each reserving all rights to terminate the “at will” employment relationship of the Executive at any time prior to a Change in Control.

2.  Period of Employment.

2.01  If a Change in Control occurs during the term of this Agreement, the Company agrees to continue the Executive in its employ for the period set forth in paragraph 2.02 below (the “Period of Employment”) in the position and with the duties and responsibilities set forth in Section 3 below, and upon the other terms and conditions hereinafter provided.

2.02  Subject to (i) the provisions of Section 6 below, (ii) the termination of the Executive by the Company for Cause or (iii) a termination by the Executive other than pursuant to Section 7.02(b), the Period of Employment shall continue for a period of eighteen months from the CiC Date.

3.  Position, Duties, Responsibilities.

3.01  During the Period of Employment, the Executive shall continue to serve as the Vice President and Refinery Manager of Frontier Refining Inc. and continue to have the duties and responsibilities of such position that the Executive possessed immediately prior to the CiC Date.

3.02  During the Period of Employment, the Executive shall also serve and continue to serve, if and when elected and reelected, as an officer or director, or both, of any affiliate of the Company.

3.03  Throughout the Period of Employment, the Executive shall devote his full time and undivided attention during normal business hours to the business and affairs of the Company, except for reasonable vacations, illness or incapacity; however, nothing in this Agreement shall preclude the Executive from (i) devoting reasonable periods required for serving as a director or member of a committee of any organization that does not involve a conflict of interest with the interests of the Company, (ii) engaging in charitable and community activities, and (iii) managing his personal investments, provided that such activities do not materially interfere with the regular performance of his duties and responsibilities under this Agreement. The Board of Directors of the Company shall give the Executive written notice of any such activities that it believes materially interfere with his duties hereunder and provide the Executive with a reasonable period of time to correct such activities.

3.04  During the Period of Employment, the Executive shall be based at the Cheyenne, Wyoming refinery. The Executive shall not be required to be absent from the office on travel status or otherwise more than a total of 60 business days in any calendar year nor more than 20 consecutive days at any one time.

4.  Compensation, Compensation Plans, Perquisites.

4.01  During the Period of Employment, the Executive shall be:

(a)  paid an annual base salary at no less than the rate in effect immediately prior to the CiC Date, with increases (if any) as shall be made from time to time thereafter in accordance with the Company’s regular salary administration practices for key executives (“Base Salary”); and

(b)  provided an annual bonus opportunity in an amount no less than 35% of his Base Salary (“Target Bonus”).

Any increase in Base Salary or the Target Bonus or other compensation shall in no way diminish any other obligation of the Company under this Agreement.

4.02  During the Period of Employment, the Executive shall continue to be eligible to participate in the Company’s equity-based compensation plans and all other compensation and incentive plans and programs in which the Executive participates immediately prior to the CiC Date (or equivalent successor plans that may be adopted by the Company), including, without limitation, an annual bonus plan, and the Executive shall be provided thereunder with at least the same reward opportunities in the aggregate that were provided to the Executive immediately prior to the CiC Date, unless there has been a material diminution in the Executive’s performance or duties. Nothing in this Agreement (i) shall be construed as requiring the Executive to receive during the Period of Employment payments or benefits under such equity, compensation and incentive plans or programs that are at least equal to those the Executive received thereunder immediately prior to the CiC Date, it being the intent of the parties that the payments and benefits provided thereunder shall be subject to being earned by the Executive under the then existing criteria for awards under such plans and programs, which criteria shall be based on substantially the same performance standards and criteria used by the Company immediately prior to the CiC Date, or (ii) shall preclude improvement of any reward opportunities in such plans or other plans or programs in accordance with the practice of the Company.

4.03  During the Period of Employment, the Executive shall be entitled to perquisites, including, without limitation, an office, secretarial and clerical staff, and to fringe benefits, including, without limitation, the payment or reimbursement of club dues, in each case at least equal to those provided to the Executive immediately prior to the CiC Date, as well as to reimbursement, upon proper accounting, of reasonable expenses and disbursements incurred by him in the course of his duties.

5.  Employee Benefit Plans.

5.01  The compensation and other matters provided for in Section 4 above are in addition to the benefits provided for in this Section 5.

5.02  During the Period of Employment, the Executive, his dependents and eligible beneficiaries shall be entitled to all coverage, participation, payments and benefits, including service credit for benefits, to which officers of the Company, their dependents and beneficiaries are entitled under the terms of the employee benefit plans and practices of the Company in effect immediately prior to the CiC Date, including, without limitation, the Company’s qualified and nonqualified retirement programs, 401(k) and profit sharing plans, the Frontier Oil Corporation Executive Life Insurance Plan, group life insurance plans, accidental death and dismemberment insurance, business travel insurance, long term disability, medical, dental and health and other welfare benefit plans and any successor benefit plans and practices of the Company and its affiliates for which officers, their dependents and beneficiaries are eligible.

5.03  Nothing in this Agreement shall preclude the Company during the Period of Employment from amending or terminating any perquisites provided to the Executive or any of its employee benefit plans or practices in which the Executive participates, provided that in the event of any such amendment or termination, the Executive shall be entitled during the remaining Period of Employment to perquisites and benefits (and service credit for benefits) in one or more successor plans or arrangements that are at least as comparable in the aggregate to those he received immediately prior to the CiC Date.

6.  Effect of Death or Disability.

6.01  In the event of the death of the Executive during the Period of Employment, the legal representative of the Executive’s estate shall be entitled to receive a lump sum payment equal to the sum of (i) the Executive’s annual Base Salary and annual Target Bonus amount and (ii) the Fair Market Value of the shares subject to any equity-based compensation awards forfeited as a result of the Executive’s death, less the exercise price, if any, of such forfeited awards. Such payment shall be made as soon as reasonably practical following the Executive’s death and will be without prejudice to any other payments or benefits, if any, due hereunder in respect of the Executive’s death or pursuant to any other plans, agreements or arrangements with the Company.

6.02  The term “Disability,” as used in this Agreement, means an illness or accident which prevents the Executive from performing his duties under this Agreement. In the event of the Disability of the Executive during the Period of Employment, the Executive shall continue to receive the full compensation, benefits and perquisites provided for in this Agreement for the period of such Disability or the balance of the Period of Employment, whichever is less, reduced by any other payments made to the Executive pursuant to any disability, illness or accident plan of the Company or any affiliate.

7.  Termination of Employment.

7.01  In the event of a “Termination of Employment,” as defined in paragraph 7.02 below, during the Period of Employment,

(a)  the Company shall pay to the Executive (or his dependents, beneficiaries or estate as the case may be), within 30 days of his Termination of Employment, a lump sum amount equal to (1) 1.5 (one and one half) times the sum of (i) his annual Base Salary, (ii) the annual Target Bonus amount, and (iii) in recognition of the benefits and perquisites described in paragraphs 5.02 and 4.03, an amount equal to 30% of his annual Base Salary minus (2) the amount of (i) any Base Salary and Target Bonus amounts that have been paid to the Executive for services performed during the Period of Employment and (ii) 30% of his Base Salary multiplied by a fraction, the numerator of which is the number of days in the Period of Employment that have lapsed and the denominator of which is the total number of days in the Period of Employment if it continued for its full term,

(b)  all outstanding stock options and other equity-based compensation awards held by the Executive at the time of his Termination of Employment (without regard to when granted) automatically shall vest in full and remain exercisable for the remainder of their terms as if the Executive’s employment had not terminated,

(c)  if Section 409A of the Internal Revenue Code would subject the Executive to the additional 20% tax provided thereunder with respect to any severance amounts paid under this Agreement to the Executive within six months of the Executive’s Termination of Employment, such payment shall be deferred until the end of such six-month period or, if earlier, the date such payment may be made without being subject to such additional tax under Section 409A and for such period until paid shall bear interest as provided in paragraph 7.01(d), and

(d)  any delay by the Company in paying any amount due the Executive under this Agreement or deferral pursuant to paragraph (c) above shall bear interest at the maximum nonusurious rate from the date such payment was due (disregarding for this purpose any deferral pursuant to paragraph (c) above) until paid.

7.02  “Termination of Employment,” for the purpose of this Agreement, means:

(a)  a termination of the employment of the Executive by the Company and its affiliates during the Period of Employment for any reason other than for (i) Cause, as defined in paragraph 7.03 below, or (ii) Disability; or

(b)  a termination by the Executive of his employment with the Company and its affiliates during the Period of Employment upon the occurrence of any of the following events:

(i)  the failure to elect or reelect the Executive to, or removal of the Executive from, the offices set forth in paragraph 3.01 above,

(ii)  a significant change in the nature or scope of the authorities, powers, functions or duties of the Executive as contemplated by paragraph 3.01 above, or a reduction in the compensation under paragraph 4.01(a) or the perquisites or benefits provided under this Agreement, and such change and/or reduction is not remedied within 30 days after receipt by the Company of written notice from the Executive; provided, however, such written notice must be given by the Executive within 60 days of the date the Executive knows, or should reasonably have known, of such change or reduction and if notice is not given by the Executive within such period, he shall be deemed to have waived his rights with respect to such change or reduction constituting a basis for his Termination of Employment,

(iii)  a determination by the Executive made in good faith that as a result of the Change in Control of the Company and a change in circumstances thereafter that significantly affects his position, he is unable to carry out the authorities, powers, functions or duties attached to his position as contemplated by Section 3 of this Agreement, and such change in circumstance is not remedied within 30 days after receipt by the Company of written notice from the Executive,

(iv)  a breach by the Company of any material provision of this Agreement that is not remedied within 30 days after receipt by the Company of written notice from the Executive, or

(v)  the failure of a successor to assume all duties and obligations of the Company under this Agreement as provided in paragraph 10.10.

An election by the Executive to terminate his employment given under the provisions of this paragraph 7.02(b) shall not be deemed a voluntary termination of employment by the Executive for the purpose of this Agreement or any plan or practice of the Company.

7.03  For purposes of this Agreement, the termination of the Executive’s employment shall be deemed to have been for “Cause” only if:

(a)  termination of his employment shall have been the result of an act or acts of dishonesty on the part of the Executive constituting a felony and resulting or intended to result directly or indirectly in gain or personal enrichment at the expense of the Company; or

(b)  there has been a breach by the Executive during the Period of Employment of the provisions of paragraph 3.03 above, relating to the time to be devoted to the affairs of the Company, or of paragraph 8.01, relating to confidential information, and such breach results in demonstrably material injury to the Company and with respect to any alleged breach of paragraph 3.03 or of paragraph 8.01 hereof, the Executive after notice and an opportunity to be heard either shall have failed to take all reasonable steps to that end within 30 days from his receipt of written notice by the Company pursuant to resolution duly adopted by a majority of the members of the Board of Directors of the Company; and provided that thereafter

(c)  there shall have been delivered to the Executive a certified copy of a resolution of the Board of Directors of the Company adopted by the affirmative vote of not less than three-fourths of the entire membership of the Board of Directors called and held for that purpose and at which the Executive was given an opportunity to be heard, finding that the Executive was guilty of conduct set forth in subparagraphs (a) or (b) above, specifying the particulars thereof in detail.

Anything in this paragraph 7.03 or elsewhere in this Agreement to the contrary notwithstanding, the employment of the Executive shall in no event be considered to have been terminated by the Company for Cause if termination of his employment took place (a) as the result of bad judgment or negligence on the part of the Executive, or (b) as the result of an act or omission without the intent of gaining therefrom, directly or indirectly, a profit to which the Executive was not legally entitled, or (c) because of an act or omission believed by the Executive in good faith to have been in or not opposed to the interest of the Company, or (d) for any act or omission in respect of which a determination could properly be made that the Executive met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under the Policies of the Company or the laws of the State of Wyoming or the directors’ and officers’ liability insurance of the Company, in each case as in effect at the time of such act or omission, or (e) as the result of an act or omission that occurred or began more than twelve calendar months prior to the Executive’s having been given notice of his Termination of Employment for such act or omission, unless the commission or commencement of such act or such omission could not have been reasonably known to a member of the Board of Directors of the Company (other than the Executive, if he is then a member of the Board of Directors) in the twelve month period from the date of the commission or commencement of such act or such omission.

7.04  In the event that the Executive’s employment shall be terminated by the Company during the Period of Employment and such termination is alleged to be for Cause, or the Executive’s right to terminate his employment under paragraph 7.02(b) above shall be questioned by the Company or for any reason, the Executive shall have the right, in addition to all other rights and remedies provided by law, at his election either to seek arbitration in Houston, Harris County, Texas, under the rules of the American Arbitration Association by serving a notice to arbitrate upon the Company or to institute a judicial proceeding in Houston, Harris County, Texas, in either case within 90 days after having received written notice that his Termination of Employment is subject to question or that the Company is withholding or proposes to withhold any payments or provision of benefits or within such longer period as may reasonably be necessary for the Executive to take action in the event that his illness or incapacity should preclude his taking such action within such 90-day period.

7.05  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts in Houston, Harris County, Texas, for the purposes of any proceeding arising out of this Agreement.

8.  Confidential Information

8.01  The Executive agrees not to disclose, either while in the Company’s employ or at any time thereafter, to any person not employed by the Company, or not engaged to render services to the Company, any confidential information obtained by him while in the employ of the Company, including, without limitation, any of the Company’s inventions, processes, methods of distribution or customers or trade secrets; provided, however, that this provision shall not preclude the Executive from use or disclosure of information known generally to the public or of information not considered confidential by persons engaged in the business conducted by the Company or from disclosure required by law or Court order.

8.02  The Executive also agrees that upon leaving the Company’s employ he will not take with him, without the prior written consent of an officer authorized to act in the matter by the Board of Directors of the Company, any drawing, blueprint, specification or other document of the Company and its affiliates, which is of a confidential nature relating to the Company and its affiliates, or without limitation, relating to its or their methods of distribution, or any description of any formulae or secret processes.

9.  Notices

All notices, requests, demands and other communications provided for by this Agreement shall be deemed to have been duly given if and when mailed in the continental United States by registered or certified mail, return receipt requested, postage prepaid, or personally delivered or sent by telex or other telegraphic means to the party entitled thereto at the address stated below or to such changed address as the addressee may have given by a similar notice:

To the Company: Frontier Oil Corporation
10000 Memorial Drive
Suite 600
Houston, Texas 77024
Attn: General Counsel

To the Executive:  Lloyd J. Nordhausen
757 Earle Court
Cheyenne, Wyoming 82009

10.  General Provisions

10.01  There shall be no right of set-off, mitigation or counterclaim in respect of any claim, debt or obligation, against any payments to the Executive, his dependents, beneficiaries or estate provided for in this Agreement.

10.02  The Company and the Executive recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the Company and the Executive hereby agree and consent that the other shall be entitled to a decree of specific performance, mandamus or other appropriate remedy to enforce performance of such agreements.

10.03  No right or interest or in any payments shall be assignable by the Executive; provided, however, that this provision shall not preclude him from designating one or more beneficiaries to receive any amount that may be payable after his death and shall not preclude the legal representative of his estate from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate. The term “beneficiaries” as used in this Agreement shall mean a beneficiary or beneficiaries so designated to receive any such amount or, if no beneficiary has been so designated, the legal representative of the Executive’s estate.

10.04  No right, benefit or interest hereunder, shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, or set-off in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process, or assignment by operation of law. Any attempt, voluntary or involuntary, to effect any action specified in the immediately preceding sentence shall, to the full extent permitted by law, be null, void and of no effect.

10.05  In the event of the Executive’s death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to his beneficiary or beneficiaries. This Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

10.06  The titles to sections in this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section.

10.07  No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be authorized by the Board of Directors of the Company or any authorized committee of the Board of Directors and shall be agreed to in writing, signed by the Executive and by an officer of the Company thereunto duly authorized.

10.08   Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a subsequent breach of such condition or provision or a waiver of a similar or dissimilar provision or condition at the same or at any prior or subsequent time.

10.09  In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

10.10  Except in the case of a merger involving the Company with respect to which under applicable law the surviving corporation of such merger will be obligated under this Agreement in the same manner and to the same extent as the Company would have been required if no such merger had taken place, the Company will require any successor, by purchase or otherwise, to all or substantially all of the business and/or assets of the Company, to execute an agreement whereby such successor expressly assumes and agrees to perform this Agreement in the same manner and to the same extent as the Company would have been required if no such succession had taken place and expressly agrees that the Executive may enforce this Agreement against such successor. Failure of the Company to obtain any such required agreement and to deliver such agreement to the Executive prior to the effectiveness of any such succession shall be a material breach of this Agreement and shall entitle the Executive to payment from the Company in the same amount and on the same terms as the Executive would be entitled hereunder if the Executive had incurred a Termination of Employment on the effective date of such succession (without regard to whether the employment of the Executive terminates on such effective date or has terminated after such effective date). However, in no event shall the Executive be entitled to payment under both paragraph 7.01 and this paragraph 10.10. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that executes and delivers the agreement provided for in this paragraph 10.10 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

10.11  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

10.12  To the extent that any payment made or benefit provided to the Executive pursuant to the terms of this Agreement or otherwise results in the Executive being subject to any income, excise, or other tax at a rate above the rate ordinarily applicable to wages and salaries paid in the ordinary course of business (“Penalty Tax”), whether as a result of the provisions of Sections 280G, 4999 or 409A of the Internal Revenue Code of 1986, as amended, or any similar or analogous provisions of the Internal Revenue Code or any other statute, whether adopted subsequent to the date hereof or otherwise, then the amount due the Executive under this Agreement shall be increased by an amount (the “Additional Amount”) such that the net amount received by the Executive after paying any applicable Penalty Tax (including any interest or penalties thereon) and any federal, state or other taxes on such Additional Amount, shall be equal to the amount that the Executive would have received if such Penalty Tax were not applicable. Such Additional Amount shall be paid to the Executive at such time or times that the Penalty Tax is due.

10.13  To the extent the Executive prevails in whole or in part in any matter contesting the validity or enforceability of this Agreement or the amount of benefit claimed by the Executive hereunder, the Company shall pay all legal fees and expenses that the Executive incurs as a result of or in connection with such matter. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and amounts received from other employment or otherwise by the Executive shall not be recoupable by the Company against the amounts paid or payable to the Executive pursuant to the terms of this Agreement.

10.14  Nothing in this Agreement shall limit or otherwise adversely effect such rights as the Executive may have under the terms of any equity award, employee benefit plan, incentive compensation arrangement or other agreement with the Company or any of its affiliates.

10.15  The Company shall withhold from all payments and benefits provided under this Agreement all taxes required to be withheld by the Company by applicable law.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective for all purposes as of the Effective Date.

FRONTIER OIL CORPORATION

By:

Name:

Title:

EXECUTIVE

Lloyd J. Nordhausen